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                                                                    EXHIBIT 23.3




                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


La-Man Corporation
Longwood, Florida


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated August 15, 1996 relating to the consolidated financial statements of La-Man Corporation and subsidiaries appearing in the Company's Annual Report on Form 10-KSB for the year ended June 30, 1996.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                    /s/ BDO Seidman, LLP

                                    BDO SEIDMAN, LLP



Orlando, Florida
July 31, 1997